Exhibit 99(j)






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated December 27, 2013 relating to the financial statements of AllianceBernstein Municipal Bond Inflation Strategy and December 30, 2013 relating to the financial statements of AllianceBernstein Bond Inflation Strategy and AllianceBernstein Real Asset Strategy (each a portfolio of AllianceBernstein Bond Fund, Inc.) for the fiscal year ended October 31, 2013 which is incorporated by reference in this Post-Effective Amendment No. 122 to the Registration Statement (Form N-1A No. 2-48227) of AllianceBernstein Bond Fund, Inc.

                                                       /s/ ERNST & YOUNG LLP




New York, New York
January 27, 2014